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                                                                 EXHIBIT (C)(7)

                                AMENDMENT NO. 3
              TO THE DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                                      OF
              SAVANNAH FOODS & INDUSTRIES, INC. AND SUBSIDIARIES


     THIS AMENDMENT NO. 3 is made as of the 1st day of January, 1996, by Savannah Foods & Industries, Inc. (the "Company").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company adopted the Amend ment & Restatement of the Deferred Compensation Plan for Key Employees of Savannah Foods & Industries, Inc. and Subsidiaries, effective August 1, 1990 and as subsequently amended in that Amendment No. 1 dated October 16, 1992 and in that Amendment No. 2 dated December 13, 1993 (the "Plan"); and

     WHEREAS, the Board deems it to be in the best interests of the Company to modify the Plan so as to eliminate certain Deemed Deferrals for any calendar year beginning after December 31, 1995.

     NOW, THEREFORE, effective as of January 1, 1996, the Plan is amended as set forth below.

                                    ITEM ONE

     Section 2.5 of the Plan is amended by adding the following as a new paragraph (d) thereof:

          (d) Limitation on Deemed Deferrals. Notwithstanding any provision herein to the contrary, no Participant shall receive credit for any Deemed Deferrals under this Section 2.5 or any other provision of this Plan for any calendar year beginning after December 31, 1995.
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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of January 1, 1996.



                                    SAVANNAH FOODS & INDUSTRIES, INC.


                                    By:
                                       ---------------------------------------
                                    Senior Vice President, Human Resources
                                    and Administration and Assistant Secretary


ATTEST:

--------------------------
Secretary

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